Exhibit 99.1

Quinton Announces Strong Q3 Revenue Growth and Significantly Higher
Earnings, Cash Flow

BOTHELL, WA, October 28, 2004 – Quinton Cardiology Systems, Inc. (NASDAQ: QUIN) today announced results for the three and nine month periods ended September 30, 2004.

Third Quarter Results

Revenues for the three months ended September 30, 2004 were $22.5 million, compared to revenues of $21.0 million for the three months ended September 30, 2003, an increase of 7%. On a pro forma basis, excluding revenues of $0.9 million in the third quarter of 2003 relating to the divested hemodynamic monitoring line, third quarter 2004 revenues were up 12% over the same period in 2003. This revenue growth was driven by continued strength in substantially all of our core product lines and sales channels.

Gross profit for the three months ended September 30, 2004 was $9.9 million, or 44.0% of revenues. This compares to gross profit of $8.6 million, or 40.8% of revenues, for the three months ended September 30, 2003. The year over year improvement in overall gross margin resulted principally from efficiencies realized through the 2003 consolidation of our manufacturing facilities, and other cost reductions. The third quarter gross margin was also higher than in both the first and second quarters of this year, due to increased volume and more favorable product mix. Gross profit in the third quarter of 2003 also included charges of $0.3 million relating to the consolidation of manufacturing operations. There was no similar charge in the current year.

For the three months ended September 30, 2004, we reported net income of $1.3 million, or $0.09 per diluted share. These results compare to net income of $0.2 million for the three months ended September 30, 2003, or $0.01 per diluted share. The prior year results included the previously referenced $0.3 million manufacturing consolidation charge.

Year to Date Results

Revenues for the nine months ended September 30, 2004 were $65.8 million, as compared to revenues of $62.0 million for the nine months ended September 30, 2003, an increase of 6%. On a pro forma basis, excluding revenues of $2.6 million in 2003 and $0.2 million in 2004 relating to the divested hemodynamic monitoring line, year to date 2004 revenues were up 10% over the same period in 2003. This growth was attributable to strength across most of our core product lines and sales channels.

Gross profit for the nine months ended September 30, 2004 was $28.6 million, or 43.4% of revenues. This compares to gross profit of $24.9 million, or 40.1% of revenues, for the nine months ended September 30, 2003. Most of this improvement was driven by increased volume, manufacturing consolidation and other cost reductions. Prior year margins were impacted by a nonrecurring charge of $0.3 million to gross profit in the first quarter, relating to the acquisition of Burdick, and by a charge of $0.3 million in the third quarter, relating to the consolidation of manufacturing operations. There were no similar charges in the current year.

For the nine months ended September 30, 2004, we reported net income of $4.1 million, or $0.29 per diluted share. Net income for the nine months ended September 30, 2004 includes a second quarter gain of $0.6 million relating to the divestiture of our hemodynamic monitoring line. We reported a loss of $1.8 million, or $0.15 per share, for the nine months ended September 30, 2003. The loss in 2003 included nonrecurring charges relating to the acquisition of Burdick of $1.6 million and charges of $0.3 million relating to the manufacturing consolidation. There were no similar charges in the current year.

Cash Flow and Liquidity

We generated cash from operations of $2.5 million and $2.6 million for the three and nine month periods ended September 30, 2004, respectively. This compares to net cash generated from operations of $1.4 million and $0.7 million for the three month and nine month periods ended September 30, 2003, respectively. Capital expenditures for the nine months ended September 30, 2004 declined to $0.3 million, compared to $1.1 million for the same period in the prior year, principally as a result of lower spending on information systems.

Our cash position, net of inconsequential debt of $0.1 million, at September 30, 2004 was $17.7 million. This compares to total debt, net of cash, of $0.5 million at December 31, 2003. Our cash balance includes $15.4 million raised in a public equity offering which was completed in the second quarter of 2004. We expect to continue to generate positive cash from operations in the fourth quarter of 2004.

“Our balance sheet and cash flow have continued to improve, providing us with increasing flexibility to accelerate our strategic growth,” said Mike Matysik, Chief Financial Officer.

Outlook

Quinton reiterated its earlier guidance for the fourth quarter, reflecting revenues in the range of $22.5 to $24.0 million, earnings in the range of $1.5 million to $1.9 million and earnings per diluted share in the range of $0.10 to $0.13.

Achieving these expectations would result in revenues in the range of $88.3 million to $89.8 million, earnings in the range of $5.6 million to $6.0 million and earnings per diluted share in the range of $0.40 to $0.42 for the full year. This compares with a net loss of $1.8 million, or $0.15 per share for the full year 2003.

“We are very pleased with our organic revenue growth of nearly 12% for the quarter and over 10% year to date,” said John Hinson, Chief Executive Officer. “Together with our continued improvement in gross margins and profitability, we have an excellent foundation upon which we will continue to build this business,” he concluded.

Conference Call / Webcast Schedule

Quinton has scheduled a conference call for Thursday, October 28, 2004 at 4:30 p.m. Eastern Daylight Time to discuss the Company’s financial results for the third quarter with analysts and investors. The call will be hosted by John Hinson, chief executive officer, and Mike Matysik, chief financial officer.

To access the conference call, dial (877) 851-1757. International participants can call (706) 679-3220. The call will also be web cast live through the Quinton web site at www.quinton.com.

An audio replay of the call will be available for 7 days following the call at (800) 642-1687 for U.S. callers or (706) 645-9291 for those calling outside the U.S. The ID number is 1494546. An audio archive will be available at www.quinton.com for one month following the call.

About Quinton Cardiology Systems

Quinton develops, manufactures, markets, and services a family of advanced cardiology products used in the diagnosis, monitoring and management of patients with cardiovascular disease. Quinton markets its products under the Quinton and Burdick brand names. Quinton’s shares are quoted on the NASDAQ National Market under the trading symbol “QUIN”. For more information, visit the Quinton web site at www.quinton.com or contact Quinton at (800) 426-0337.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements in this press release include statements relating to Quinton’s expected fourth quarter 2004 and full year revenue, profitability and earnings per share. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results include, but are not limited to, delays in our product development activities and commercial introduction of product enhancements and new products, changes in competitors’ products or their pricing which may impair the market acceptance of our products or force us to lower our prices, unexpected softness in the market demand for our products, disruptions in supplies or increases in prices of certain components we use in our products, changes in the number of primary or fully diluted shares outstanding, the impact of acquisitions and divestitures, circumstances or events that may lead to limitations on the usage of our income tax operating loss carryforwards or other changes in circumstances relating to taxes on our income, and our ability to maintain good relationships with our employees and suppliers. These and other risks are more fully described under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Certain Factors that May Affect Future Results” and other documents, as filed with the Securities and Exchange Commission by Quinton Cardiology Systems, Inc. Quinton undertakes no duty or obligation to update the information provided herein.

Contact:
Mike Matysik
Senior Vice President and Chief Financial Officer
(425) 402-2009
www.quinton.com

Pro Forma Financial Information

This press release contains certain financial information (presented on a “pro forma basis”) calculated on a basis other than United States generally accepted accounting principles (“GAAP”).

The information presented on a pro forma basis relates to the calculation of revenue growth for the three and nine month periods ended September 30, 2004, compared to the comparable periods in 2003, after adjusting revenues reported in accordance with GAAP to exclude revenues from Quinton’s line of hemodynamic monitoring products, which was divested in the fourth quarter of 2003.

Management believes that this pro forma information is meaningful because the adjusted measures provide a comparison of the performance of the Company’s operations on bases which are consistent from period to period. Set forth below is a reconciliation of these measures to the most directly comparable financial measures calculated in accordance with GAAP (in thousands):

Revenues, as reported, for the three months ended September 30, 2003	$21,034
Pro forma adjustment:
Deduct revenue relating to hemodynamic monitoring line	(918)

Pro forma revenues for the three months ended September 30, 2003	$20,116

Revenues, as reported, for the three months ended September 30, 2004	$22,498

Revenue growth for three months ended September 30, 2004 compared to reported revenues for the same period in 2003	7.0%
Pro forma revenue growth for three months ended September 30, 2004 compared to pro forma revenues for the same period in 2003	11.8%
Revenues, as reported, for the nine months ended September 30, 2003	$62,023
Pro forma adjustment:
Deduct revenue relating to hemodynamic monitoring line	(2,591)

Pro forma revenues for the nine months ended September 30, 2003	$59,432

Revenues, as reported, for the nine months ended September 30, 2004	$65,798
Pro forma adjustment:
Deduct revenue relating to hemodynamic monitoring line	(221)

Pro forma revenues for the nine months ended September 30, 2004	$65,577

Revenue growth for the nine month period ended September 30, 2004 compared to reported revenues for the same period in 2003	6.1%
Pro forma revenue growth for the nine months ended September 30, 2004 compared to pro forma revenues for the same period in 2003	10.3%

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31,	September 30,
	2003	2004
ASSETS
Current Assets:
Cash and cash equivalents	$185	$17,774
Accounts receivable, net	12,480	13,848
Inventories	12,690	10,802
Prepaid expenses and other current assets	1,419	1,549

Total current assets	26,774	43,973
Machinery and equipment, net of accumulated depreciation	4,918	4,320
Intangible assets, net of accumulated amortization	5,672	5,700
Investment in unconsolidated entity	1,000	1,000
Goodwill	9,953	9,690

Total assets	$48,317	$64,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$354	$—
Current portion of long term debt	363	91
Accounts payable	6,183	5,993
Accrued liabilities	7,349	4,406
Warranty liabilities	2,059	2,009
Deferred revenue	4,499	4,365

Total current liabilities	20,807	16,864
Deferred tax liability	1,180	1,194

Total liabilities	21,987	18,058

Minority interest in consolidated entity	198	163
Shareholders’ Equity	26,132	46,462

Total liabilities and shareholders’ equity	$48,317	$64,683

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2003		2004
	$	%	$	%
Revenues:
Systems	$17,747	84.4%	$19,434	86.4%
Service	3,287	15.6	3,064	13.6

Total revenues	21,034	100.0	22,498	100.0
Cost of revenues:
Systems	10,669	60.1	10,800	55.6
Service	1,777	54.1	1,798	58.7

Total cost of revenues	12,446	59.2	12,598	56.0
Gross profit:
Systems	7,078	39.9	8,634	44.4
Service	1,510	45.9	1,266	41.3

Gross profit	8,588	40.8	9,900	44.0
Operating expenses:
Research and development	1,969	9.4	1,882	8.3
Sales and marketing	4,519	21.5	4,768	21.2
General and administrative	1,838	8.7	1,974	8.8
Stock-based compensation	18	0.0	18	0.1

Total operating expenses	8,344	39.6	8,642	38.4

Operating income	244	1.2	1,258	5.6
Other income (expense):
Interest income (expense), net	(63)	(0.3)	38	0.2
Other income, net	2	0.0	17	0.0

Total other income (expense)	(61)	(0.3)	55	0.2

Income before income taxes and minority interest	183	0.9	1,313	5.8
Income tax provision	(4)	(0.0)	—	—

Income before minority interest in loss of consolidated entity	179	0.9	1,313	5.8
Minority interest in loss of consolidated entity	4	0.0	5	0.0

Net income	$183	0.9%	$1,318	5.8%

Net income per share – basic	$0.02		$0.09
Net income per share – diluted	$0.01		$0.09
Weighted average shares outstanding — basic	12,168,390		13,940,839
Weighted average shares outstanding — diluted	13,052,236		14,699,294

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2003		2004
	$	%	$	%
Revenues:
Systems	$52,308	84.3%	$56,502	85.9%
Service	9,715	15.7	9,296	14.1

Total revenues	62,023	100.0	65,798	100.0
Cost of revenues:
Systems	31,793	60.8	31,666	56.0
Service	5,356	55.1	5,556	59.8

Total cost of revenues	37,149	59.9	37,222	56.6
Gross profit:
Systems	20,515	39.2	24,836	44.0
Service	4,359	44.9	3,740	40.2

Gross profit	24,874	40.1	28,576	43.4
Operating expenses:
Research and development	6,045	9.8	5,509	8.4
Write off of purchased in-process research and development projects	1,290	2.1	—	—
Sales and marketing	13,336	21.5	13,506	20.5
General and administrative	5,807	9.4	6,011	9.1
Stock-based compensation	54	0.0	54	0.1

Total operating expenses	26,532	42.8	25,080	38.1

Operating income (loss)	(1,658)	(2.7)	3,496	5.3
Other income (expense):
Interest expense, net	(211)	(0.3)	(22)	(0.0)
Interest income, putable warrants	32	0.0	—	—
Other income (expense), net	(7)	(0.0)	650	1.0

Total other income (expense)	(186)	(0.3)	628	1.0

Income (loss) before income taxes and minority interest	(1,844)	(3.0)	4,124	6.3
Income tax provision	(13)	(0.0)	(70)	(0.1)

Income (loss) before minority interest in loss of consolidated entity	(1,857)	(3.0)	4,054	6.2
Minority interest in loss of consolidated entity	24	0.0	35	0.0

Net income (loss)	$(1,833)	(3.0)%	$4,089	6.2%

Net income (loss) per share – basic	$(0.15)		$0.32
Net income (loss) per share – diluted	$(0.15)		$0.29
Weighted average shares outstanding — basic	12,131,066		13,001,058
Weighted average shares outstanding — diluted	12,131,066		13,951,790

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2004	2003	2004
Operating Activities:
Net income (loss)	$183	$1,318	$(1,833)	$4,089
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization	420	392	1,393	1,180
Loss on disposal of equipment	—	—	6	4
Gain on sale of hemodynamic monitoring business	—	—	—	(633)
Amortization of deferred stock-based compensation	18	18	54	54
Interest expense (income), putable warrants	—	—	(32)	—
Deferred taxes	—	4	—	14
Write off of purchased in-process research and development	—	—	1,290	—
Minority interest in income (loss) of consolidated entity	(4)	(5)	(24)	(35)
Changes in operating assets and liabilities, net of businesses acquired and divested:
Accounts receivable	(783)	(310)	81	(1,368)
Inventories	158	563	2,315	1,020
Prepaid expenses and other current assets	239	50	344	(60)
Accounts payable	336	25	(2,317)	(190)
Accrued liabilities	627	372	(508)	(1,482)
Warranty liability	5	(1)	(4)	(35)
Deferred revenue	183	72	(71)	63

Net cash flows from (used in) operating activities	1,382	2,498	694	2,621

Investing Activities:
Purchases of machinery and equipment	(275)	(228)	(1,067)	(343)
Purchase of technology	—	—	—	(125)
Proceeds from sales of machinery and equipment	—	—	108	—
Purchase of Burdick, Inc., net of cash acquired	(13)	—	(19,385)	—

Net cash flows from (used in) investing activities	(288)	(228)	(20,344)	(468)

Financing Activities:
Borrowings (repayments) on bank line of credit, net	(1,591)	—	883	(354)
Payment of note payable in connection with purchase of technology	—	(125)	—	(125)
Payments of long term debt	(90)	(90)	(272)	(272)
Proceeds from exercise of stock options and issuance of shares under employee stock purchase plan	135	329	404	736
Redemption of putable warrants	—	—	(296)	—
Proceeds from issuance of stock, net of issuance costs	—	(340)	—	15,451

Net cash flows from (used in) financing activities	(1,546)	(226)	719	15,436

Net change in cash and cash equivalents	(452)	2,044	(18,931)	17,589
Cash and cash equivalents, beginning of period	903	15,730	19,382	185

Cash and cash equivalents, end of period	$451	$17,774	$451	$17,774